EXHIBIT 10.14

Jensyn Acquisition Corp.

800 West Main Street, Suite 204
Freehold, New Jersey 07728

January 31, 2018

Victor Ferreira

Karen Ferreira

100 Crossway Park Drive West, Suite 406

Woodbury, New York 11797

To whom it may concern:

Reference is made to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated November 3, 2017, between JENSYN ACQUISITION CORP. (“JAC”), BAE ENERGY MANAGEMENT, LLC (the “Company”), VICTOR FERREIRA, an individual (“Victor”) and KAREN FERREIRA, an individual (“Karen”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The parties hereby agree that the terms contained in this paragraph were intended to be included in the Purchase Agreement, but were inadvertently omitted. Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAC hereby agrees that, upon exercise of any of the warrants to purchase its securities outstanding on the date hereof, JAC will pay one-half of the cash it receives upon exercise of such warrants to Victor and Karen. Victor and Karen will each be entitled to receive one-half of the cash payable to them. Such amounts will be paid to Victor and Karen no more than five business days after JAC receives the cash relating to the exercise of the warrant.

This letter agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each party hereto hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the City and County of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the courts in the City and County of New York in any such suit, action or proceeding. Each party hereto further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the City and County of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this letter agreement.

EXHIBIT 10.14

Very truly yours,

JENSYN ACQUISITION CORP.

By:	/s/ Jeffrey J. Raymond
Name:	Jeffrey J. Raymond
Title:	President and Chief Executive Officer

Agreed:

/s/ Victor Ferreira
Victor Ferreira

/s/ Karen Ferreira
Karen Ferreira